UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, TheStreet, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TheMaven, Inc., a Delaware corporation (“Parent”), and TST Acquisition Co., Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on August 7, 2019 (the “Closing Date”), the Company merged with and into Merger Sub with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the time of effectiveness of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by the Company, Parent or Merger Sub and shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware), was automatically cancelled and converted into the right to receive, (i) an amount in cash equal to $3.09183364 per share of Company Common Stock and (ii) one contractual contingent value right per share of Company Common Stock (each, a “CVR”) (collectively, the “Merger Consideration”).

Pre-Merger Distribution

In accordance with the Merger Agreement, the Board of Directors of the Company declared a special cash distribution of $3.353593 per share which was conditioned on the closing of the Merger, which consists of all its cash on hand immediately prior to the Effective Time, less certain liabilities and expenses relating to the Company’s prior sales of its RateWatch and institutional business units and the Merger Agreement and the related transactions described in this Item 2.01, payable on August 12, 2019 to stockholders of record as of the close of business on August 7, 2019.

CVRs

Each CVR entitles the holder thereof to receive a pro rata portion of the funds escrowed in connection with the Company’s prior sale of its institutional business units when it is released from escrow, which is currently scheduled to be released after January 31, 2020. The terms and conditions of the CVRs are set forth in a contingent value rights agreement dated August 7, 2019, by and among the Company, Parent and a rights agent (the “CVR Agreement”). Currently, the Company’s management estimates that the aggregate amount that will be released from such escrow is $520,000, or approximately $0.09 per share of Company Common Stock. There can be no assurance that this escrow will be released in full or at all since the purchaser in the prior transaction has certain indemnification rights related to pre-closing tax liabilities arising from the prior sale transaction which may be satisfied through receipt of all or a portion of such escrow, therefore each CVR holder may receive a lesser amount per share or possibly no payment at all.

Options

At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under its 2007 Performance Incentive Plan, as amended and restated, which was outstanding and unexercised immediately prior to the Effective Time, was cancelled without consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Merger Agreement, including the form of CVR Agreement attached thereto as Exhibit A, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2019, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On August 7, 2019, in connection with the closing of the Merger, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Certificate of Merger had been filed with the State of Delaware and that, at the Effective Time, each outstanding share of Common Stock was cancelled and converted into the right to receive the Merger Consideration, subject to the terms of the Merger Agreement. The Company requested that Nasdaq delist its Common Stock, and as a result, trading of the Common Stock on Nasdaq was suspended. The Company also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

Upon the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration and any distribution declared prior to the Merger).

Item 5.01	Change in Control of Registrant.

The information set forth under Items 2.01 and 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s stockholders in connection with the Merger was approximately $16.5 million. The funds used by Parent to consummate the Merger came from financing provided by BRF Finance Co., LLC, an affiliated entity of B. Riley FBR, Inc.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Directors

In connection with the closing of the Merger, each of the seven directors of the Company as of immediately prior to the Effective Time (James J. Cramer, Bowers Espy, Kevin Rendino, Eric Lundberg, Larry Kramer, Sarah Fay and Betsy Morgan) resigned as directors of the Company effective as of the Effective Time and are no longer directors of the Company. In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the board of directors of Merger Sub immediately prior to the Effective Time became the Board of Directors of the Company.

Officers

Eric Lundberg, Margaret de Luna and Robert Kondracki each resigned as officers of the Company, effective as of the Effective Time. As previously reported, Eric Lundberg and Margaret de Luna will remain at the Company for the three-month period immediately following the closing of the Merger in consideration for certain benefits that were conditioned upon the closing of the Merger and Robert Kondracki will continue to be employed by the Company on the same terms as his current employment.

2007 Performance Incentive Plan

At the Effective Time, the Company’s 2007 Performance Incentive Plan, as amended and restated, was terminated.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. The Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, in connection with the Merger, the bylaws of the Company were amended and restated. The Amended and Restated Bylaws of the Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 7, 2019, the Company held a special meeting of stockholders (the “Special Meeting”). As of June 20, 2019, the record date for the Special Meeting, there were 5,336,639 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 3,850,055 shares of Company Common Stock were represented in person or by proxy, and, accordingly, a quorum was present.

At the Special Meeting, three proposals were considered (each of which is described in detail in the Company’s definitive proxy statement filed with the SEC on July 15, 2019):

(1)	to adopt the Merger Agreement, and thereby approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

(2)	to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”); and

(3)	to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Merger-Related Compensation Proposal were approved. Sufficient votes were also received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The table below shows the final voting results from the Special Meeting.

		Votes For	Votes Against	Abstentions
Proposal 1 – The Merger Proposal	Company Common Stock	3,754,141	95,460	454
Proposal 2 – The Merger-Related Compensation Proposal	Company Common Stock	2,861,346	983,475	5,234
Proposal 3 – The Adjournment Proposal	Company Common Stock	3,738,563	96,840	14,652

Item 7.01	Regulation FD Disclosure.

On August 7, 2019, the Company issued a press release announcing the stockholders’ approval of the Merger and approval by the Company of a special cash distribution, contingent on the closing of the Merger, in the amount of $17.9 million or $3.35 per share of Company Common Stock payable on August 12, 2019 to stockholders of record on April 7, 2019. A copy of that press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2019 by and among TheMaven, Inc., TST Acquisition Co., Inc. and TheStreet, Inc. (Incorporated by reference to Exhibit 2.1 of TheStreet, Inc.’s Current Report on Form 8-K, filed on June 12, 2019)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 12, 2019, by and among TheMaven, Inc., TST Acquisition Co., Inc. and TheStreet, Inc.
3.1	Restated Certificate of Incorporation of TheStreet, Inc.
3.2	Amended and Restated Bylaws of TheStreet, Inc.
99.1	Press release issued by TheStreet, Inc. dated August 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019

THESTREET, INC.

By:	/s/ Doug Smith
Name:	Doug Smith
Title:	Chief Financial Officer